EXHIBIT 10.35


                                                          February 18, 1997

Mr. Bret J. Harris
Chief Financial Officer
Martin Color-Fi, Inc.
Star Fibers Corp.
Custom Colorants, Inc.
Buchanan Industries, Inc.
Palmetto Spinning Corporation
P.O. Box 469
Edgefield, SC  29824

       Re:    Modification  of  Revolving  Credit Loan having a current  maximum
              principal   availability   of  up  to   $25,000,000   extended  by
              NationsBank, N.A.

Dear Bret:

       This letter shall serve as a written modification to that certain Second Amended and Restated Loan and Security Agreement dated to be effective as of December 16, 1996 (as amended or modified the "Loan Agreement") by and between Martin Color-Fi, Inc., Star Fibers Corp., Custom Colorants, Inc., Buchanan Industries, Inc. and Palmetto Spinning Corporation (collectively, the "Borrowers") and NationsBank, N.A. ("NationsBank").

       The Loan Agreement is amended by deleting the provision that reads "(ii) sixty percent (60%) of the total principal outstanding under the Revolving Credit Loan during the period of time commencing on any December 16, 1996 and ending on January 31, 1997" at the end of the next to the last sentence of
Section 2.5 which appears on lines 4,5 and 6 of page 14 and substituting in lieu thereof the following:

       (ii) sixty percent (60%) of the total principal outstanding under Revolving Credit Loan during the period of time commencing on December 16, 1996 and ending on April 30, 1997.

The intent of the modification described in this letter is to provide Borrowers a period of time commencing on December 16, 1996 and ending on April 30, 1997 during which the inventory "cap" will be raised from 50% of the total principal outstanding under the Revolving Credit Loan to 60% of the total principal outstanding under the Revolving Credit Loan. From and after May 1, 1997, the maximum principal advanced and outstanding under the Revolving Credit Loan against Eligible Inventory shall not exceed, at any time, fifty percent (50%) of the total principal outstanding under the Revolving Credit Loan.

       All capitalized terms not otherwise defined in this letter shall have the meaning ascribed to such term in the Loan Agreement. All other terms and conditions of the Loan Agreement and any other document executed in connection with the Revolving Credit Loan (collectively, the "Loan Documents") shall remain in full force and effect. Borrowers represent and warrant that, as of the date of this letter; (i) all representations contained in the Loan Agreement or the Loan Documents are true and accurate; (ii) all covenants contained in the Loan Agreement and the Loan Documents have been and remain satisfied; and (iii) no Event of Default exists or no condition exists which with the giving of notice for the passage of time, or both, would constitute an Event of Default under Loan Agreement or the Loan Documents.

       As a condition to NationsBank providing the modification to the inventory "cap" as described herein, Borrowers shall pay to NationsBank a fee equal to $15,000.00 which is due and payable upon acceptance of this letter by the Borrowers and must be received by NationsBank prior to NationsBank being bound by the terms and conditions of this letter agreement.


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Mr. Bret J. Harris
February 18, 1997


       Please have all parties execute the original of this letter to indicate each of the Borrower's agreement to be bound by the terms and conditions of this letter and return the original fully-executed letter to me as soon as possible. This letter agreement will be binding on all parties upon our receipt of the original fully-executed and dated letter and our fee.

                                        Kindest regards,

                                        NationsBank, N.A.



                                        Mary H. "Mze" Wilkins
                                        Senior Vice President


Mr. Bret J. Harris
February 18, 1997
Page 96



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Agreed to on this      day of February, 1997.

BORROWERS:

MARTIN COLOR-FI, INC.
STAR FIBERS CORP.
CUSTOM COLORANTS, INC.
BUCHANAN INDUSTRIES, INC.
PALMETTO SPINNING CORPORATION

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